SCHEDULE 14A INFORMATION

  Revocation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

  Filed by the Registrant {X}

  Filed by a Party other than the Registrant {_}

  Check the appropriate box:
  { }Preliminary Proxy Statement
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  {x}Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                    GREAT WESTERN FINANCIAL CORPORATION
                 -----------------------------------------
             (Name of Registrant as specified in its charter)

                    GREAT WESTERN FINANCIAL CORPORATION
                -----------------------------------------
                (Name of person(s) filing proxy statement)

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  (3)  Per unit price or other underlying value of transaction computed pursuant
       to Exchange Act Rule 0-11:      _______________________________________

  (4)  Proposed maximum aggregate value of transactions:     _________________

  (5)  Total fee paid.
  --------

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  {_}  Check box if any part of the fee is offset as provided by Exchange Act
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          Great Western Financial Corporation to Hold Special
          Meeting of Stockholders

               Great Western Financial Corporation (NYSE: GWF) will hold a special meeting of stockholders on Friday, June 13, 1997, at 10:00 AM to vote on a merger agreement with Washington Mutual Savings (Nasdaq: WAMU). The proposed merger will create the largest thrift institution in the United States.

               A second shareholders meeting will be held later that same day. Great Western Financial Corporation's regular Annual Meeting of Stockholders will take place at 2:00 PM.

               Both meetings will be held at the Great Western Employee Center, 19809 Prairie Street (located between Corbin and Oakdale Avenues) in Chartsworth. Attendance is restricted to Great Western Financial Corporation stockholders. News media representatives will be admitted to both events; however, cameras will not be permitted while the meetings are in session.

               CONTACT: For more information and to confirm attendance: Charlie Coleman, 818-775-3766 or Tim
          McGarry, 818-775-3658, both Great Western Financial
          Corporation.

               With assets of $42.9 billion, Great Western
          Financial Corporation is a diversified financial service company operating more than 1,150 mortgage lending, retail banking, and consumer finance offices nationwide. Great Western's principal subsidiary, Great Western Bank, is a mortgage-oriented consumer bank with banking branch networks in California and Florida.